Exhibit 99.(14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Virtus Asset Trust of our report dated February 23, 2026, relating to the financial statements and financial highlights of Virtus Seix High Grade Municipal Bond Fund and Virtus Seix Investment Grade Tax-Exempt Bond Fund, which appears in Virtus Asset Trust’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2025 and Virtus Opportunities Trust of our report dated November 21, 2025, relating to the financial statements and financial highlights of Virtus Seix Tax-Exempt Bond Fund, which appears in Virtus Opportunities Trust’s Certified Shareholder Report on Form N-CSR for the year ended September 30, 2025. We also consent to the references to us under the headings “Financial Statements and Experts” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 22, 2026